SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 10, 2003

SunTrust Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia		30308
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (404) 588-7711

Item 7.    Financial Statements and Exhibits

Exhibits

99.1    The News Release.

99.2    Supplemental Schedules prepared for use with The News Release.

Item 9.    Regulation FD Disclosure.

The Registrant is furnishing the information required by Item 12 of Form 8-K, “Results of Operation and Financial Condition,” under this Item 9.

On April 10, 2003, the Registrant held an investor call and webcast to disclose financial results for the first quarter ended March 31, 2003. The Supplemental Information package for use at this conference is furnished herewith as Exhibits 99.1 and 99.2 and incorporated by reference in Item 9. All information in the Supplemental Information is presented as of the News Release date and the Registrant does not assume any obligation to correct or update said information in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC. (Registrant)

Date: April 10, 2003	By:	/s/ JORGE ARRIETA
Jorge Arrieta Senior Vice President and Controller